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                                                                    EXHIBIT 10.2

                                OPTION AGREEMENT

                                                         Date:  February 4, 1997

THIS AGREEMENT is made and entered into this 4th day of February, 1997, by and among Rockdale Group, Inc. ("Buyer"), and Fred Eugene Smith ("Seller").

WITNESSETH:

FOR AND IN CONSIDERATION of the sum of Five Thousand & No/ 100 DOLLARS ($5000.00) (the "Option Consideration"), and other good and valuable consideration in hand paid to Seller, the receipt and sufficiency whereof are hereby acknowledged by Seller, Seller hereby grants and conveys unto Buyer for the term hereof an exclusive and irrevocable option (the "Option") to purchase that certain real property (together with all improvements, fixtures, equipment, plants, trees and shrubbery thereon and all appurtenances thereto) in Rockdale County, Georgia which is more particularly described in Exhibit "A" of the Purchase and Sale Agreement attached hereto. The executed Purchase and Sale Agreement, attached hereto and incorporated herein by reference, sets out the terms and conditions by which the Property shall be conveyed in the event this option is timely exercised by Buyer. The said Purchase and Sale Agreement shall become binding only upon the Buyer's timely exercising this option.

The Option Consideration shall be paid by Buyer to Seller in cash contemporaneously with the execution of this Agreement. The term of the Option shall begin on the date of this Agreement and shall end at 5:00 P.M. (local time) on August 4, 1997; if the Option has not been exercised prior to such time, the Option shall lapse and shall thereafter be of no further force or effect, whereupon Seller shall retain the Option Consideration and Buyer and Seller shall have no further rights or obligations under this Agreement. If Buyer elects to exercise the Option, then Buyer shall deliver to Seller, prior to the expiration of the Option, at the address of Seller set forth below or at such other address as Seller may have theretofore provided to Buyer, written notice of Buyer's election to exercise the Option.

Upon exercising this option, the attached Purchase and Sale Agreement shall be in full force and effect. Upon closing of the sale and purchase of the Property pursuant to the Purchase and Sale Agreement, the Option Consideration shall be crediting against the purchase price of the Property.

Buyer shall have access to the property to perform any and all due diligence deemed necessary or incidental to Buyer's desired use of subject property.

Time is of the essence of this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, and successors. The rights and obligations of Seller and Buyer under this Agreement may be assigned without the prior written consent of all parties hereto.

IN WITNESS WHEREOF, all parties hereto affix their hands and seals this date.

SELLER:

/s/ Fred Eugene Smith                     (Seal)
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------------------------------------------(Seal)
Address:
        ----------------------------------


BUYER:   Rockdale Group, Inc.

/s/ William L. Daniel, President          (Seal)
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/s/ Michael R. Potts                      (Seal)
------------------------------------------
Address:
        ----------------------------------




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                                  EXHIBIT "A"

                         CONTRACT FOR SALE OF PROPERTY

A.       PURCHASE AND SALE
         The undersigned Purchaser agrees to buy, and the undersigned Seller agrees to sell all that tract or parcel of land, with such improvements as are located thereon, described as follows: All that tract or parcel of land lying and being in Land Lot 238 and 239 of the 10th District of Rockdale County, and being known as See Exhibit "A".

B.       PURCHASE PRICE AND METHOD OF PAYMENT
         The purchase price of said property shall be:

         2.50 Acres ________________DOLLARS ($424,160.00) to be paid as follows:

         All cash at closing. Buyer shall pay purchase price to Seller in cash or its equivalent. Buyer shall pay all usual and customary closing costs other than transfer tax.

C.       WARRANTY OF TITLE
         Seller warrants that he presently has title to said property, and at the time of closing, he agrees to convey good and marketable title to said property to Purchaser by the new survey subject only to (1) zoning ordinances affecting said property, (2) general utility easements of record serving said property, (3) subdivision restrictions of record, and (4) leases, other easements, other restrictions and encumbrances specified in this contract. In the event leases are specified in the contract, the Purchaser agrees to assume the Seller's responsibilities thereunder to the tenant and to the Broker who negotiated such leases.

D.       TITLE EXAMINATIONS
         The Purchaser shall have a reasonable time after acceptance of this contract to examine title, to furnish Seller with a written statement of objections affecting the marketability of said title. Seller shall have a reasonable time, after receipt of such objections, to satisfy all valid objections, and if Seller fails to satisfy such valid objections with a reasonable time, then, at the option of the Purchaser, evidenced by written notice to Seller, the contract shall be null and void. Marketable title as used herein shall mean title which a title insurance company licensed to do business in the State of Georgia will insure at its regular rates, subject only to standard exceptions unless otherwise specified herein.

E.       DESTRUCTION OF PREMISES
         Seller warrants that at the time of closing the premises will be in the same condition as it is on the date this contract is signed by the Seller, normal wear and tear accepted. However, should the premises be destroyed or substantially damaged before time of closing, then at the election of the Purchaser; (a) the contract may be canceled, or (b) Purchaser may consummate the contract and receive such insurance as is paid on the claim of loss. This election is to be exercised within ten
         (10) days after the Purchaser has been notified in writing by Seller of the amount of the insurance proceeds, if any, Seller will receive on the claim.

F.       RESPONSIBILITY TO COOPERATE
         Seller and Purchaser agree that such papers as may be necessary to carry out the terms of this contract shall be produced, executed, and/or delivered by such parties at time required to fulfill the term and conditions of this agreement.

G.       TIME IS OF THE ESSENCE

H.       ASSIGNMENT
         This contract shall inure to the benefit of, and be binding upon, the parties thereto, their heirs, successors, administrators, executors, and assigns. The interest of the Purchaser in this contract shall not be transferred or assigned without the written consent of the Seller.





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I.       ENTIRE AGREEMENT
         This contract constitutes the sole and entire agreement between the parties hereto and no modifications of the contract shall be binding unless attached hereto and signed by all parties to this agreement. No representation, promise or inducement not included in this contract shall be binding upon any party hereto.

THE FOLLOWING STIPULATIONS, IF CONFLICTING WITH THE PRECEDING PRINTED MATTER, SHALL CONTROL.

                             SPECIAL STIPULATIONS
          THIS AGREEMENT IS CONTINGENT UPON THE FOLLOWING CONDITIONS:

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             THIS PURCHASE  & SALE AGREEMENT SHALL BECOME BINDING UPON THE
             PARTIES ONLY WHEN THE BUYER EXERCISES HIS OPTION TO PURCHASE UNDER THE OPTION AGREEMENT ENTERED INTO BY THE PARTIES SIMULTANEOUSLY WITH THE EXECUTION OF THIS PURCHASE & SALE AGREEMENT.
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-   The Buyer receives appropriate rezoning for the Buyer's desired use of the property. Seller agrees to assist and cooperate with the Buyer to obtain proper zoning.

- The Buyer receives approval from the Georgia Department of Transportation for the desired direct access onto Highway 138 and also onto Millers Chapel Road. Seller agrees to assist and cooperate with the Buyer to obtain this approval.

- The Buyer confirming that the property is found suitable for its desired use and all current environmental requirements are met.

- The Buyer receives Bank Charter approval from the required regulatory agencies.


This instrument shall be regarded as an offer by the Purchaser or Seller who first signs to the other and is open for acceptance by the other until 5:00 o'clock P.M., on the 10th day of February, 1997.

Closing shall occur not later than 180 days after Buyer exercises his option to purchase as stated in the Option Agreement.

All taxes will be prorated between Buyer and Seller at time of closing.


This proposition hereby accepted this 4th day of February, 1997.


/s/ William L. Daniel
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(Purchaser)  Rockdale Group, Inc.


/s/ Michael R. Potts
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(Purchaser)


/s/ Fred Eugene Smith
----------------------------------------
(Seller)         Fred Eugene Smith


----------------------------------------
(Seller)





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                                  EXHIBIT "B"





Not less than 2.50 acres located at the intersection of Highway 138 and Millers Chapel Road fronting Highway 138 in Rockdale County, Georgia.

Lot dimensions would be approximately 350' along Highway 138 and approximately 300' along Millers Chapel Road. (See Attached Exhibit "C").

Frontage of property will run the full length and parallel to Highway 138. The dimension along Millers Chapel Road will be determined by the need to include a minimum of 2.50 acres.





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                                  EXHIBIT "C"





                         Map depicting lot dimensions
               along Highway 138 and along Millers Chapel Road.







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